UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2018

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 24, 2018, the Board of Directors (the “Board”) of Unifi, Inc. (the “Company”) elected Albert P. Carey, Chief Executive Officer of PepsiCo North America, to the Board, effective that day, with a term expiring at the Company’s 2018 Annual Meeting of Shareholders. Concurrent with his election as a director, Mr. Carey was appointed to the Corporate Governance and Nominating Committee of the Board. There are no arrangements or understandings between Mr. Carey and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Carey that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Carey will receive compensation for his Board and committee service in accordance with the Company’s Director Compensation Policy for independent directors, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2017.  Specifically, in connection with his election as a director, Mr. Carey will receive a grant of $113,513.51 of unrestricted units of the Company’s common stock, representing a prorated portion of the $150,000 annual retainer for independent directors.

A copy of the press release announcing Mr. Carey’s election is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release of Unifi, Inc., dated January 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: January 24, 2018	By:	/s/ Jeffrey C. Ackerman
Jeffrey C. Ackerman
Executive Vice President & Chief Financial Officer